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                                  EXHIBIT 10.41

                                                               EXECUTION VERSION

         THIS PROMISSORY NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE ENTITLED TO THE BENEFITS OF, AND SUBJECT TO THE TERMS SET FORTH IN, THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF DECEMBER 29, 2003 BY AND AMONG PAYEE, JOHN C. WOOLEY, JEFFREY J. WOOLEY, SCHLOTZSKY'S FRANCHISOR, LLC, SCHLOTSKY'S, INC., SCHLOTZSKY'S FRANCHISE OPERATIONS, LLC AND MAKER.

                      AMENDED AND RESTATED PROMISSORY NOTE

$23,268,000.00                                          AS OF DECEMBER 15, 2003

         FOR VALUE RECEIVED, the undersigned, DFW RESTAURANT TRANSFER CORP., a Texas corporation ("Maker"), HEREBY PROMISES TO PAY to the order of NS ASSOCIATES I, LTD., a Texas limited partnership ("Payee"), the principal sum of TWENTY-THREE MILLION TWO HUNDRED SIXTY-EIGHT THOUSAND Dollars ($23,268,000.00) (or such other amount as may be outstanding hereunder from time to time), plus interest accruing on the unpaid balance thereof as herein provided.

         1. RELATED DOCUMENTS. This Amended and Restated Promissory Note (this "Promissory Note") is the "Note" referred to in, and the holder hereof shall be entitled to the benefits of, that certain Restructuring Agreement dated as of December 29, 2003 (the "Restructuring Agreement") among the Payee, the Maker, Schlotzsky's Franchisor, LLC ("Franchisor"), and Schlotzsky's, Inc. ("SI"), to which reference is made for a description of certain security for this Promissory Note and for a statement of additional terms and conditions applicable to this Promissory Note, including with respect to required payment conditions on which the indebtedness evidenced hereby (and any other Obligations) may be declared to be immediately due and payable. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto (if any) in the Restructuring Agreement. As referenced in the Restructuring Agreement, this Promissory Note (a) amends, restates and replaces that certain promissory note dated August 30, 2002 and issued by Maker in the original principal amount of $23,268,000.00 to Payee, as modified prior to the date hereof (such promissory note, as so modified, the "Original Note"), and (b) for all purposes, shall be deemed the same instrument as the Original Note. Payment of this Promissory Note is secured by that certain Security Agreement dated as of August 30, 2002, between Maker and Payee. Payment of this Promissory
Note is further secured by (a) a Guaranty dated as of August 30, 2002, by SI, as amended, (b) a Guaranty of even date herewith, executed by Franchisor, (c) a Security

PROMISSORY NOTE - PAGE 1

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Agreement of even date herewith between Payee and Franchisor, (d) a Trademark
Security Agreement of even date herewith between Payee and Franchisor, (e) a Stock Pledge Agreement of even date herewith between Payee and Franchisor, and
(f) a Stock Pledge Agreement of even date herewith between Payee and SI.

         2. OUTSTANDING PRINCIPAL AND INTEREST. As of December 15, 2003 (the "Effective Date"), (a) the outstanding principal balance of this Promissory Note (taking into account all payments having been made on the Original Note through and including the Closing Date referenced in the Restructuring Agreement, including the payment required to be made on December 15, 2003 pursuant to Section 4(a) below) is $18,012,099.24, and (b) the outstanding accrued and unpaid interest on this Promissory Note (taking into account all payments having been made on the Original Note through and including the Closing Date referenced in the Restructuring Agreement) is $20,726.25.

         3. INTEREST. Prior to maturity, the unpaid principal amount of this Promissory Note shall bear interest at the following per annum rate (such rate of interest to be referred to herein as the "Contract Rate"):

                  (a) From the Effective Date through, and including, December 14, 2004, the Contract Rate shall be three percent (3%) per annum;

                  (b) At all times after December 14, 2004, the Contract Rate shall be an annual rate equal to the greater of
                           (i) Prime Rate (as in effect from time to time) plus four percent (4%), and (ii) eight percent (8%).

         For purposes of this Note and the other Note Documents, "Prime Rate" means, the rate of interest announced, from time to time, as reported in The Wall Street Journal as the "prime rate", or in the event no such rate is announced, then a comparable rate selected by Payee and specified in a written notice to Maker. The Maker understands that the Prime Rate may not be the lowest rate of interest charged to or paid by Customer of Payee or any financial institution, that the Prime Rate is not necessarily more favorable than another rate or index, and that rates on other loans or credit facilities may be based on indices other than the Prime Rate.

         Accrued interest on the unpaid principal balance of this Promissory Note shall be computed on the basis of a year consisting of 365 days, applied to the actual number of days in each calendar month, but in no event shall such computation result in an amount of accrued interest that would exceed accrued interest on the unpaid principal balance hereof during the same period at the Highest Lawful Rate.

         Notwithstanding the foregoing, if at any time the Contract Rate exceeds the Highest Lawful Rate, as hereinafter defined, the rate of interest to accrue on this Promissory Note as provided above shall be limited to the Highest Lawful Rate; however, any subsequent reductions in the Contract Rate shall not reduce the rate of interest to accrue on this Promissory Note below the Highest Lawful Rate until the total amount of

PROMISSORY NOTE - PAGE 2

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interest accrued on this Promissory Note equals the amount that would have accrued if the Contract Rate had at all times been in effect.

         If any principal and/or interest or any installment thereof is not paid on or before the date such installment is due Maker shall pay to Payee a late charge equal to the lesser of (x) five percent (5%) of the payment of principal and/or interest then due and/or interest or (y) the maximum amount permitted by applicable law. Upon the occurrence and during the continuation of an Event of Default, and notwithstanding any lower rate otherwise applicable under the Note Documents, all amounts payable hereunder or under the Note Documents (including all Obligations) shall bear interest at per annum rate equal to the lower of (a) the Highest Lawful Rate, and (b) the Prime Rate plus 8.0% per annum (such rate, the "Default Rate"). Notwithstanding the foregoing, so long as payment is made within the time frame permitted under Section 12(a) of the Restructuring Agreement (to the extent applicable to such payment), the late charge and Default Rate shall not apply.

         Maker agrees that the maximum lawful rate of interest (the "Highest Lawful Rate") applicable to this Promissory Note under Texas law shall be the indicated rate ceiling as specified under Texas law; provided that, if permitted by law, Payee may from time to time implement any ceiling under such laws and revise the index, formula or provision of law used to compute the rate under this Promissory Note by notice to Maker as provided in such laws; provided further that, if any other provision of Texas, state or federal law now or hereafter in effect and applicable hereto shall permit a greater interest rate than the maximum rates currently in effect, the Highest Lawful Rate shall be the highest lawful interest rate hereunder. In determining whether or not the interest paid or payable, under any specific contingency, exceeds such Highest Lawful Rate, the Maker and the Payee shall, to the full extent permitted by applicable law, exclude voluntary prepayments and the effects thereof, and amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Promissory Note so that the interest rate is uniform throughout the entire term of this Promissory Note. If it is so determined that any interest in excess of such Highest Lawful Rate is provided for, such excess shall be applied first to any other amounts not constituting interest due or which may become due under this Promissory Note, and the balance, if any, shall be refunded to Maker; provided, however, that in no event shall Maker be obligated to pay, and Payee hereby waives payment of, the amount of interest to the extent it is in excess of the amount permitted by applicable law. By execution of the Promissory Note, Maker acknowledges that Maker believes the loan evidenced by this Note to be non-usurious and agrees that if, at any time, Maker should have reason to believe that such loan is in fact usurious, Maker will give the holder of this Note notice of such condition and Maker agrees that the holder shall have sixty (60) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists.

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         4.       PAYMENTS ON NOTE.

                  (a) Commencing on December 15, 2003 and continuing on the fifteenth (15th) day of each month thereafter, through and including November 15, 2004, payments of principal and accrued interest in the amount of One Hundred Twenty Thousand Dollars ($120,000) each shall be due and payable.

                  (b) Commencing on December 15, 2004 and continuing on the fifteenth (15th) day of each month thereafter, payments of principal and accrued interest in the amount of Four Hundred Twenty Thousand Dollars ($420,000) each shall be due and payable.

                  (c) A final payment of all principal and accrued interest, together with all other Obligations, shall be due and payable on December 15, 2006.

         Both principal and interest are payable in lawful money of the United States of America to Payee at 5720 LBJ Freeway, Suite 625, Dallas, Texas 75240, or such other address as the holder hereof shall notify Maker in writing pursuant to the Restructuring Agreement, in immediately available funds without setoff or counterclaim. All payments with respect to this Promissory Note or any other Note Document shall be applied as follows: first, to all costs and expenses (including reasonable attorneys fees) incurred by Maker and constituting Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Maker constituting Obligations; and third, to the principal amount hereof (and interest shall thereupon cease to accrue upon the principal so credited); and the remainder to any other Obligations then due and payable. If any payment falls on a date that is not a Business Day, such payment shall be deemed to be due and payable on the next succeeding Business Day, and interest shall continue to accrue on the amount thereof until paid in full. For purposes hereof, the term "Business Day" shall mean any day that is not a Saturday, Sunday or day on which national banks in Austin, Texas are required or permitted to close.

         Maker may, at any time or from time to time, prepay the principal amount outstanding hereunder, in whole or in part, without premium or penalty, so long as any interest then accrued on the principal so prepaid has been (or is concurrently) paid in full.

         5. ACCELERATION. This Promissory Note is subject to acceleration in connection with any Event of Default, and to exercise of remedies by Payee, in each case as set forth in the Restructuring Agreement and the other Note Documents.

         6. REIMBURSEMENT OF COSTS. In the event this Promissory Note is placed in the hands of an attorney for collection or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief or other court proceedings, Maker and all endorsers and each other party now or hereafter liable for payment of this Promissory Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder (all of which shall be part of the Obligations).

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         7.       WAIVERS. Maker and each endorser and each other party now or hereafter liable for payment of this Promissory Note severally waive presentment for payment, notice of dishonor, protest, notice of protest and diligence in collecting or bringing suit against any party liable hereon and agree to any and all extensions, renewals, partial payments, substitutions of evidence of indebtedness and the taking, release or substitution of any security or collateral with or without notice before or after maturity.

                           [SIGNATURE PAGE TO FOLLOW]

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         8.       GOVERNING LAW. This Promissory Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

                                            MAKER:

                                            DFW RESTAURANT TRANSFER CORP.

                                            By: /s/ JEFFREY J. WOOLEY
                                                ----------------------------
                                            Name: Jeffrey J. Wooley
                                            Title: Senior Vice President

                  [SIGNATURE PAGE TO AMENDED AND RESTATED NOTE]